EXHIBIT 77.H


77.H     CHANGES IN CONTROL OF REGISTRANT

Small Cap Fund (series #01):

No client had controlling interest in this fund.


International Stock Fund (series #02):

Controlling interest stayed with Lumber Industry Pension Fund at 27.1% with no other client holding more than 25% of the fund.

High Yield Fund (series #03):

No client had controlling interest in this fund.


Short Term Bond Fund (series #04):

Controlling interest went back to Oregon Health Sciences University at 25.7%. No other client holds more than 25% of the fund.


Fixed Income Securities Fund (series #05)

Controlling interest stayed with Local Union 191 IBEW Joint Trust Funds at 35.3% with no other client holding more than 25% of the fund.


International Bond Fund (series #06)

No clients were invested in this fund.


Small/Mid Cap Fund (series #07)

No client had controlling interest in this fund.



Strategic Equity Fund (series #08)

As of 4/30/02, Willamette University had 39.0% of the holdings of this fund. During the past 6 months, many more have invested in this Fund that was new on 10/9/01.

As of 10/31/02, no other clients held more than 25% of the fund.

EXHIBIT 77.O

77.O     TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3


High Yield Fund (series #03):


Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form 10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1) Issuer: Charter Communications Holdings Date of Purchase: 01/08/2002 Underwriter from whom Purchased:
                          Salomon Smith Barney
      Affiliated Underwriters:
                                Fleet Securities, Inc.
         Other Members of Syndicate:
                             Banc of America Securities
                             JP Morgan
                             TD Securities
      Aggregate dollar amount of purchase:
                          $1,000,000
      Aggregate dollar amount of offering:
                          $350,000,000
         Purchase price (net of fees and expenses):
                          $99.300
      Date offering commenced:
                          01/08/2002
         Commission:         $20,000 net



2)       Issuer: Starwood Corp. Date of Purchase: 04/11/2002
      Underwriter from whom Purchased:
                          Lehman Brothers
      Affiliated Underwriters:
                                Fleet Securities, Inc.
         Other Members of Syndicate:
                             Banc of America Securities
                             JP Morgan/Chase
                             SG Cowen
                          Deutsche Bank Securities
                          Credit Lyonnais Securities
                          BMO Nesbitt Burns
                          Bear, Stearns & Co.
                          Scotia Capital
      Aggregate dollar amount of purchase:
                          $3,979,320
      Aggregate dollar amount of offering:
                          $800,000,000
         Purchase price (net of fees and expenses):
                          $99.483
      Date offering commenced:
                          04/11/2002
         Commission:         $30,000 net


3)       Issuer: Russell Corp. Date of Purchase: 04/12/2002
      Underwriter from whom Purchased:
                          JP Morgan/Chase
      Affiliated Underwriters:
                                Fleet Securities, Inc.
         Other Members of Syndicate:
                             Wachovia Securities
                             SunTrust Robinson Humphrey
                             Merrill Lynch & Co.
      Aggregate dollar amount of purchase:
                          $750,000
      Aggregate dollar amount of offering:
                          $250,000,000
         Purchase price (net of fees and expenses):
                          $100.000
      Date offering commenced:
                          04/11/2002
         Commission:         $20,625 net



4) Issuer: Silgan Holdings, Inc. Date of Purchase: 04/23/2002 Underwriter from whom Purchased:
                          Morgan Stanley & Co.
      Affiliated Underwriters:
                                Fleet Securities, Inc.
         Other Members of Syndicate:
                             Deutsche Bank Securities
                             Salomon Smith Barney
         Aggregate dollar amount of purchase:
                          $2,000,000
      Aggregate dollar amount of offering:
                          $200,000,000
         Purchase price (net of fees and expenses):
                          $103.000
      Date offering commenced:
                          04/23/2002
         Commission:         $35,000 net











Short Term Bond Fund (series #04):


Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form 10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1) Issuer: Morgan Stanley Dean Witter Date of Purchase: 03/27/2002 Underwriter from whom Purchased:
                          Morgan Stanley Dean Witter
      Affiliated Underwriters:
                                                                      Fleet Bank
         Other Members of Syndicate:
                             ABN Amro
                             Bank One
                          Barclays Capital
                          Blaylock Mortgage Capital
                             Credit Lyonnais
                          Danske Securities
                          ING Baring Securities
                          KBC International Group
                          RBC Capital Markets
                          Santander Central Hispano Inv.
                          WestDeutsche Landesbank
                          William Capital Group
      Aggregate dollar amount of purchase:
                          $700,000
      Aggregate dollar amount of offering:
                          $2,500,000,000
         Purchase price (net of fees and expenses):
                          $99.710
      Date offering commenced:
                          03/27/2002
         Commission:         $1,185.63 net


2)       Issuer: Anthem, Inc. Date of Purchase: 07/26/2002
      Underwriter from whom Purchased:
                          Goldman Sachs
      Affiliated Underwriters:
                                                                Fleet Securities
         Other Members of Syndicate:
                             Banc of America Securities
                             JP Morgan/Chase
                          Wachovia Securities Aggregate dollar amount of
      purchase:
                          $2,000,000
      Aggregate dollar amount of offering:
                          $950,000,000
         Purchase price (net of fees and expenses):
                          $99.798
      Date offering commenced:
                          07/26/2002
         Commission:         $5,590.00 net


Fixed Income Securities Fund (series #05):


Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form 10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)       Issuer: Anthem, Inc. Date of Purchase: 07/26/2002
      Underwriter from whom Purchased:
                          Goldman Sachs
      Affiliated Underwriters:
                                                                Fleet Securities
         Other Members of Syndicate:
                             None
      Aggregate dollar amount of purchase:
                          $10,000,000
      Aggregate dollar amount of offering:
                          $950,000,000
         Purchase price (net of fees and expenses):
                          $99.456
      Date offering commenced:
                          07/26/2002
         Commission:         $26,000.00 net



77Q1 Exhibits
[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862
Report of Independent Accountants

                        Report of Independent Accountants

To the Shareholders and Trustees of CMC Fund Trust

In planning and performing our audits of the financial statements of CMC Small Cap Fund, CMC Small/Mid Cap Fund, CMC International Stock Fund, CMC Strategic Equity Fund, CMC Fixed Income Securities Fund, CMC High Yield Fund and CMC Short Term Bond Fund (the "Funds") (each a series of CMC Fund Trust) for the year ended October 31, 2002, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2002.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
December 20, 2002


77Q3:


The Registrant's Chief Executive Officer and Chief Financial Officer, based on their evaluation of the Registrant's disclosure controls and procedures as of December 30, 2002, have concluded that such controls and procedures are adequately designed to ensure that information required to be disclosed by the Registrant in its reports that it files or submits under the Securities Exchange Act of 1934, as amended, is accumulated and communicated to the Registrant's management, including the Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. There were no significant changes in the Registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of the most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                 CMC Fund Trust


I, Jeff B. Curtis, certify that:


1. I have reviewed this report on Form N-SAR of CMC Fund Trust;


2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;


4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:


a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;


b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and


c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;


5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):


a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and


b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and


6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: 12/30/02                              /s/ Jeff B. Curtis
                                                Jeff B. Curtis, President





I, J. Kevin Connaughton, certify that:


1. I have reviewed this report on Form N-SAR of CMC Fund Trust;


2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;


4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:


a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;


b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and


c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;


5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):


a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and


b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and


6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: 12/30/02                  /s/ J. Kevin Connaughton
                              J. Kevin Connaughton, Head of Fund
Administration and Accounting